Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “AGREEMENT”) is made as of the 2nd day of December, 2015 (the “Effective Date”) by and between MICHIGAN LAND BANK FAST TRACK AUTHORITY (“Landlord”) and ESPERION THERAPEUTICS, INC. (“Tenant”).

R E C I T A L S

A.                                    Michigan Life Science and Innovation Center, LLC (Landlord’s predecessor-in-interest) and Tenant are parties to that certain Michigan Life Science and Innovation Center Lease dated October 2, 2008, as affected by that certain First Amendment to Lease dated November 15, 2011, that certain letter agreement dated March 29, 2013, that certain Second Amendment to Lease dated August 26, 2013, and that certain Third Amendment to Lease dated May 1, 2014 (as amended, the “Lease”), for the space consisting of 4,263 rentable square feet of laboratory space (3,045 rentable square feet, commonly referred to as “Lab B” and “Room 006-1402G” multiplied by a load factor of 1.4) of the building located at 46701 Commerce Center Drive, Plymouth, Michigan.  All references to “Landlord” and “Tenant” herein shall be deemed also to refer to such party’s agents, employees, partners, successors and assigns.

B.                                    The parties hereto have agreed to terminate the Lease in accordance with and subject to the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, of the mutual promises and covenants hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound hereby, do agree as follows:

1.                                      Recitals; Capitalized Terms.  All the foregoing recitals are true and correct.  All capitalized terms not otherwise modified or defined herein shall have the respective meanings ascribed to them in the Lease.

2.                                      Termination of Lease; Surrender of Leased Premises.  Landlord and Tenant hereby agree that, subject to the other terms and conditions of this Agreement, effective as of the Termination Date (as hereinafter defined), the Lease is hereby terminated in accordance with the terms and conditions of the Lease and this Agreement, as though the Termination Date were the expiration date of the Lease for all purposes.  The “Termination Date” shall be October 30, 2015.  Tenant will surrender the Leased Premises to Landlord (a) on or before the Termination Date, together with all keys (and any copies of the keys) to the Leased Premises; (b) free from all occupants, Tenants, or other persons or entities claiming rights of possession by, through or under Tenant; (c) in substantially the same condition as exists on the Effective Date, provided Tenant shall remove Tenant’s property therefrom; and (d) in broom-clean condition.  Any of Tenant’s property remaining in the Leased Premises will be deemed abandoned and may be disposed of by Landlord at Tenant’s expense without prior notice to Tenant and Tenant agrees that Landlord may dispose of any such Tenant’s property without compensation or liability to Tenant. Notwithstanding anything herein to the contrary, Tenant shall be obligated to perform all of Tenant’s obligations under the Lease which arise under the Lease up to and including the Termination Date; provided, however, Tenant’s obligations for Base Rent and any Additional

Rent shall be prorated for the month of October, 2015, and Tenant shall only be obligated to pay for such amounts up until and including the Termination Date.  Tenant’s payment of Base Rent and Additional Rent for the prorated month of October, 2015 is intended to represent a full and final settlement of all such payment obligations, excluding any obligations regarding the condition of the Leased Premises at time of surrender (it being understood and agreed that such condition shall be as stated in this Agreement notwithstanding anything in the Lease to the contrary).

3.                                      Mutual Releases

(a)                     Except for Landlord’s obligations under this Agreement, Tenant, for itself and its successors, parents, affiliates and assigns (collectively the “Tenant Parties”), does hereby waive, release, acquit and forever discharge Landlord and its successors, parents, affiliates and assigns (collectively the “Landlord Parties”) from any and all claims, demands, damages, actions, causes of action or suits, of whatever kind or nature, known or unknown, anticipated or not anticipated, which have arisen, now exist or hereafter may arise in favor of Tenant (before or after the Termination Date) under the Lease or related to the Leased Premises, except for those claims, demands, damages, actions, causes of action or suits which, by the terms of the Lease, are intended to survive the expiration of the Lease Term or earlier termination thereof.

(b)                     Except for Tenant’s obligations under this Agreement, Landlord, for itself and for the Landlord Parties, does hereby waive, release, acquit and forever discharge Tenant and the Tenant Parties from any and all claims, demands, damages, actions, causes of action or suits, of whatever kind or nature, known or unknown, anticipated or not anticipated, which have arisen, now exist or hereafter may arise in favor of Landlord (before or after the Termination Date) under the Lease or related to the Leased Premises, except for those claims, demands, damages, actions, causes of action or suits which, by the terms of the Lease, are intended to survive the expiration of the Lease Term or earlier termination thereof.

4.                                      Representations and Covenants.  Tenant hereby represents and covenants that (i) Tenant has not assigned the Lease or sublet any part of the Leased Premises and that no party other than Tenant has any occupancy or possessory right to any part of the Leased Premises, and (ii) through and including the date Tenant vacates and surrenders possession of the Leased Premises to Landlord as required under this Agreement, nothing has been or will be done or suffered whereby the Leased Premises or any part thereof or any alterations, installations, additions and/or improvements in and to the Leased Premises or any part thereof have been or will be encumbered in any way whatsoever, and that no one other than Tenant has acquired or will acquire through or under Tenant, any right, title, or interest in or to the Leased Premises or in or to said alterations, installations, additions and/or improvements or any part thereof.

5.                                      Confidentiality.  Except where required by law or governmental or judicial order or in any litigation involving the matters provided for herein, Landlord and Tenant agree to keep the terms of this Agreement confidential and agree that neither party will disclose in any manner its course of dealing or the terms hereof to any brokers, or any third persons whatsoever, except to their respective agents, contractors, employees, consultants or attorneys to the extent necessary in the conduct of their respective business operations, or as may otherwise be required by law.

6.                                      Governing Law; Interpretation and Partial Invalidity.  This Agreement shall be governed and construed in accordance with the laws of the State of Michigan.  If any term of this Agreement, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.  The titles for the paragraphs are for convenience only and not to be considered in construing this Agreement.  This Agreement contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter.  No delay or omission on the part of either party to this Agreement in requiring performance by the other party or exercising any right hereunder shall operate as a waiver of any provision hereof or any rights hereunder, and no waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right on any future occasion.

7.                                      Broker.  Landlord and Tenant each warrant and represent to the other that neither party has dealt with a broker in connection with the consummation of this Agreement. In the event of any brokerage claims by any broker against Landlord , Tenant agree to defend the Landlord and indemnify it against any such claim.

8.                                      Binding Agreement; Successors.  This Agreement shall become effective and binding only upon the execution and delivery of this Agreement by both Landlord and Tenant.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

9.                                      Counterparts and Authority.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Agreement on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Agreement.

(Signatures commence on the following page.)

IN WITNESS WHEREOF, the undersigned executed this Agreement as of the date and year first written above.

Landlord:

MICHIGAN LAND BANK FAST TRACK AUTHORITY

By:	/s/ Michele Wildman
Name: Michele Wildman
Title: Authorized Officer

Tenant:

ESPERION THERAPEUTICS, INC.,

By:	/s/ Tim. M. Mayleben
Name: Tim M. Mayleben
Title: President and Chief Executive Officer